Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE THIRD QUARTER OF 2021

•
Pzena reports third quarter 2021 Diluted EPS of $0.27.

•
Assets under management ends the third quarter at $50.8 billion.
•
Q3 2021 revenue increases 52 percent to $51.6 million from Q3 2020.
•
Board declares a quarterly dividend of $0.03 per share.

NEW YORK, October 19, 2021 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended September 30,
	2021	2020
	(unaudited)
Basic Net Income	$5,068	$2,664
Basic Earnings per Share	$0.29	$0.16

Diluted Net Income	$22,663	$12,374
Diluted Earnings per Share	$0.27	$0.16

	GAAP Basis
	For the Nine Months Ended September 30,
	2021	2020
	(unaudited)
Basic Net Income	$13,858	$4,862
Basic Earnings per Share	$0.80	$0.28

Diluted Net Income[1]	$63,571	$4,862
Diluted Earnings per Share[1]	$0.76	$0.28

1 During the nine months ended September 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

GAAP diluted net income and GAAP diluted earnings per share were $22.7 million and $0.27, respectively, for the three months ended September 30, 2021, and $12.4 million and $0.16, respectively, for the three months ended September 30, 2020. GAAP diluted net income and GAAP diluted earnings per share were $63.6 million and $0.76, respectively, for the nine months ended September 30, 2021, and $4.9 million and $0.28, respectively, for the nine months ended September 30, 2020.

In evaluating the results of operations, management also reviews adjusted measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and nine months ended September 30, 2021 and 2020, no adjustments were made to GAAP earnings. Management uses the as adjusted measures to assess the strength of the underlying operations of the business. It believes the as adjusted measures provide information to further analyze the Company's operations between periods and over time. Furthermore, management targets a cash dividend payout ratio at approximately 60% to 70% of our as adjusted diluted net income, subject to growth initiatives and other funding needs. Investors should consider the as adjusted measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company, is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
Separately Managed Accounts
Assets
Beginning of Period	$20.0	$19.4	$13.0	$13.3	$13.7
Inflows	0.2	0.7	0.2	2.1	2.6
Outflows	(1.1)	(0.7)	(0.3)	(3.4)	(1.4)
Net Flows	(0.9)	—	(0.1)	(1.3)	1.2
Market Appreciation/(Depreciation)	(0.1)	0.5	0.1	6.9	(2.0)
Foreign Exchange[1]	(0.2)	0.1	0.3	(0.1)	0.4
End of Period	$18.8	$20.0	$13.3	$18.8	$13.3

Sub-Advised Accounts
Assets
Beginning of Period Assets	$30.2	$26.9	$16.4	$18.0	$19.8
Inflows	1.3	3.1	2.5	6.9	5.2
Outflows	(1.7)	(0.9)	(1.2)	(5.1)	(4.2)
Net Flows	(0.4)	2.2	1.3	1.8	1.0
Market Appreciation/(Depreciation)	(0.3)	1.0	0.2	9.6	(3.0)
Foreign Exchange[1]	(0.2)	0.1	0.1	(0.1)	0.2
End of Period	$29.3	$30.2	$18.0	$29.3	$18.0

Pzena Funds
Assets
Beginning of Period Assets	$2.9	$2.9	$2.1	$2.0	$2.3
Inflows	0.1	0.2	0.1	0.7	0.4
Outflows	(0.2)	(0.2)	(0.2)	(1.0)	(0.5)
Net Flows	(0.1)	—	(0.1)	(0.3)	(0.1)
Market Appreciation/(Depreciation)	—	—	—	1.0	(0.2)
Foreign Exchange[1]	(0.1)	—	—	—	—
End of Period	$2.7	$2.9	$2.0	$2.7	$2.0

Total
Assets
Beginning of Period	$53.1	$49.2	$31.5	$33.3	$35.8
Inflows	1.6	4.0	2.8	9.7	8.2
Outflows	(3.0)	(1.8)	(1.7)	(9.5)	(6.1)
Net Flows	(1.4)	2.2	1.1	0.2	2.1
Market Appreciation/(Depreciation)	(0.4)	1.5	0.3	17.5	(5.2)
Foreign Exchange[1]	(0.5)	0.2	0.4	(0.2)	0.6
End of Period	$50.8	$53.1	$33.3	$50.8	$33.3

1 Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Separately Managed Accounts	$26,016	$26,525	$18,457
Sub-Advised Accounts	20,786	19,400	11,880
Pzena Funds	4,820	4,952	3,611
Total	$51,622	$50,877	$33,948

		For the Nine Months Ended
		September 30,	September 30,
		2021	2020
Separately Managed Accounts		$77,088	$53,891
Sub-Advised Accounts		56,814	34,851
Pzena Funds		14,468	10,016
Total		$148,370	$98,758

Revenue was approximately $51.6 million for the third quarter of 2021, an increase of 1.5% from $50.9 million for the second quarter of 2021, and an increase of 52.1% from $33.9 million for the third quarter of 2020.

There were less than $0.1 million of performance fees recognized during both the third quarter of 2021 and the second quarter of 2021, and no performance fees recognized during the third quarter of 2020.

Average assets under management for the third quarter of 2021 were $52.4 billion, increasing 1.7% from $51.5 billion for the second quarter of 2021, and increasing 58.3% from $33.1 billion for the third quarter of 2020. The increase from the third quarter of 2020 primarily reflects market appreciation.

The weighted average fee rate was 0.394% for the third quarter of 2021, remaining relatively flat from 0.395% for the second quarter of 2021, and decreasing from 0.410% for the third quarter of 2020.

The weighted average fee rate for separately managed accounts was 0.534% for the third quarter of 2021, remaining relatively flat from 0.533% for the second quarter of 2021 and decreasing from 0.549% for the third quarter of 2020. The decrease from the third quarter of 2020 primarily reflects an increase in assets due to market appreciation as the rates we earn in the majority of our fee schedules decline as the assets increase.

The weighted average fee rate for sub-advised accounts was 0.276% for the third quarter of 2021, 0.270% for the second quarter of 2021, and 0.270% for the third quarter of 2020. The increase from the second quarter of 2021 and the third quarter of 2020 reflects a shift in assets to strategies that typically carry higher fee rates. Certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years. During each of the third quarter of 2021, second quarter of 2021, and third quarter of 2020, the Company recognized a $1.0 million reduction in base fees related to this client relationship. To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.690% for the third quarter of 2021, increasing from 0.681% for the second quarter of 2021, and from 0.687% for the third quarter of 2020. The increase from the second quarter of 2021 reflects a shift in asset mix toward products in strategies that typically carry higher fee rates. The increase from the third quarter of 2020 primarily reflects a reduction in expense reimbursements.

Total operating expenses were $23.2 million for the third quarter of 2021, increasing from $23.0 million for the second quarter of 2021 and from $19.0 million for the third quarter of 2020. The increase in general and administrative expenses from the second quarter of 2021 primarily reflects an increase in professional fees and data and systems expense. The increase in compensation and benefits expense from the third quarter of 2020 is driven by an increase in compensation and in the market performance of strategies tied to the Company’s deferred compensation obligation. The increase in general and administrative expenses from the third quarter of 2020 primarily reflects an increase in professional fees and data and systems expense.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Compensation and Benefits Expense	$18,921	$19,035	$15,808
General and Administrative Expense	4,304	3,920	3,183
Operating Expenses	$23,225	$22,955	$18,991

		For the Nine Months Ended
		September 30,	September 30,
		2021	2020
Compensation and Benefits Expense		$57,091	$50,526
General and Administrative Expense		11,920	11,180
Operating Expenses		$69,011	$61,706

As of September 30, 2021, employee headcount was 133, increasing from 125 at June 30, 2021, and from 121 at September 30, 2020.

The operating margin was 55.0% for the third quarter of 2021, compared to 54.9% for the second quarter of 2021, and 44.1% for the third quarter of 2020. The increase in operating margin from the third quarter of 2020 is primarily driven by the increase in revenue.

Other income/ (expense) was income of approximately $0.4 million for the third quarter of 2021, $1.7 million for the second quarter of 2021, and $0.5 million for the third quarter of 2020.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan. Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests.

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Net Interest and Dividend Income	$386	$261	$187
Gains/ (Losses) and Other Investment Income	70	1,369	295
Other Income/ (Expense)	(82)	100	52
GAAP Other Income/ (Expense)	374	1,730	534
Outside Interests of Investment Partnerships[1]	(250)	(249)	(83)
As Adjusted Other Income/ (Expense), Net of Outside Interests	$124	$1,481	$451

		For the Nine Months Ended
		September 30,	September 30,
		2021	2020
Net Interest and Dividend Income		$844	$572
Gains/ (Losses) and Other Investment Income		5,539	(6,165)
Other Income/ (Expense)		76	13
GAAP Other Income/ (Expense)		6,459	(5,580)
Outside Interests of Investment Partnerships[1]		(693)	(3)
As Adjusted Other Income/ (Expense), Net of Outside Interests		$5,766	$(5,583)

1 Represents the non-controlling interest allocation of the (income)/ loss of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expense of $0.1 million for the third quarter of 2021, $2.6 million for the second quarter of 2021 and income tax benefit of $0.1 million for the third quarter of 2020. The third quarter of 2021 income tax expense reflects a $2.5 million benefit associated with the reversal of uncertain tax position liabilities and interest related to unincorporated and other business tax expenses due to the expiration of the statute of limitations. The third quarter of 2020 income tax benefit reflects $1.6 million of such benefit.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Corporate Income Tax Expense	$1,618	$1,520	$961
Unincorporated and Other Business Tax Expense	(1,550)	1,055	(1,044)
Income Tax Expense	$68	$2,575	$(83)

		For the Nine Months Ended
		September 30,	September 30,
		2021	2020
Corporate Income Tax Expense		$4,638	$2,129
Unincorporated and Other Business Tax Expense		371	151
Income Tax Expense		$5,009	$2,280

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	September 30,	June 30,	September 30,
	2021	2021	2020
Operating Company Allocation	$23,385	$22,225	$12,827
Outside Interests of Investment Partnerships[1]	250	249	83
GAAP Net Income Attributable to Non-Controlling Interests	$23,635	$22,474	$12,910

		For the Nine Months Ended
		September 30,	September 30,
		2021	2020
Operating Company Allocation		$66,258	$24,327
Outside Interests of Investment Partnerships[1]		693	3
GAAP Net Income Attributable to Non-Controlling Interests		$66,951	$24,330

1 Represents the non-controlling interest allocation of the income/ (loss) of the Company's consolidated investment partnerships to its external investors.

On October 19, 2021, the Company announced that the Board of Directors has approved a quarterly dividend of $0.03 per share of its Class A common stock. The following dates apply to the dividend:

Record Date: October 29, 2021

Payment Date: November 19, 2021

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.34 per share of its Class A common stock.

Third Quarter 2021 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, October 20, 2021. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-200-6205; Canada and other international callers should dial 929-526-1599. All callers will need to use access code 231025 to join the call.

Replay: The conference call will be available for replay through November 3, 2021, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 10, 2021 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. These risk factors include a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economic or capital markets as well as Pzena’s products, clients, vendors and employees, and Pzena’s results of operations, the full extent of which may be unknown. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Jessica Doran, 212-355-1600 or doran@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and Cash Equivalents	$69,951	$65,534
Restricted Cash	1,055	1,050
Due from Broker	537	87
Advisory Fees Receivable	43,046	36,524
Investments	67,599	34,104
Prepaid Expenses and Other Assets	5,753	5,603
Right-of-use Assets	9,786	11,578
Deferred Tax Asset	26,881	29,831
Property and Equipment, Net of Accumulated
Depreciation of $6,793 and $5,980, respectively	3,547	4,376
TOTAL ASSETS	$228,155	$188,687

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$34,223	$36,317
Due to Broker	1,002	56
Securities Sold Short	906	714
Liability to Selling and Converting Shareholders	27,820	25,701
Lease Liabilities	10,077	11,905
Deferred Compensation Liability	5,037	5,039
TOTAL LIABILITIES	79,065	79,732

Equity:
Total Pzena Investment Management, Inc.'s Equity	39,096	31,106
Non-Controlling Interests	109,994	77,849
TOTAL EQUITY	149,090	108,955
TOTAL LIABILITIES AND EQUITY	$228,155	$188,687

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUE	$51,622	$33,948	$148,370	$98,758

EXPENSES
Compensation and Benefits Expense	18,921	15,808	57,091	50,526
General and Administrative Expense	4,304	3,183	11,920	11,180
TOTAL OPERATING EXPENSES	23,225	18,991	69,011	61,706
Operating Income	28,397	14,957	79,359	37,052

Other Income/ (Loss)	374	534	6,459	(5,580)

Income Before Taxes	28,771	15,491	85,818	31,472

Income Tax Expense	68	(83)	5,009	2,280
Consolidated Net Income	28,703	15,574	80,809	29,192

Less: Net Income Attributable to Non-Controlling Interests	23,635	12,910	66,951	24,330

Net Income Attributable to Pzena Investment Management, Inc.	$5,068	$2,664	$13,858	$4,862

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$5,068	$2,664	$13,858	$4,862
Basic Earnings per Share	$0.29	$0.16	$0.80	$0.28
Basic Weighted Average Shares Outstanding	17,694,559	16,931,447	17,398,518	17,310,875

Net Income for Diluted Earnings per Share[1]	$22,663	$12,374	$63,571	$4,862
Diluted Earnings per Share[1]	$0.27	$0.16	$0.76	$0.28
Diluted Weighted Average Shares Outstanding	84,197,618	78,783,209	84,020,711	79,084,609

1 During the nine months ended September 30, 2020, the calculation of GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.